                                                                    EXHIBIT 11.1

                           CELLNET DATA SYSTEMS, INC.

                  COMPUTATION OF PRO FORMA NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                               SIX MONTHS ENDED
                                                                               YEAR ENDED   ----------------------
                                                                              DECEMBER 31,   JUNE 30,    JUNE 30,
                                                                                  1995         1995        1996
                                                                              ------------  ----------  ----------

Net loss....................................................................   $  (40,956)  $  (12,121) $  (32,313)
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------
Weighted average common shares outstanding..................................        4,115        3,435       5,101
Convertible preferred stock (using the "if converted method")...............       24,706       24,706      24,706
Warrants (using the "if converted method")..................................        3,950        3,950       3,950
Common Stock options included pursuant to the Securities and Exchange
 Commission's Staff Accounting Bulletin No. 83..............................          726          726         726
                                                                              ------------  ----------  ----------
Shares used in computing pro forma net loss per share.......................       33,497       32,817      34,483
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------
Pro forma net loss per share................................................   $    (1.22)  $    (0.37) $    (0.94)
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------